EXHIBIT 32.1

I, Melvin C. Payne, certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that: (i) the attached Quarterly Report on Form 10-Q of Carriage Services, Inc. for the period September 30, 2004 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Carriage Services, Inc.

November 12, 2004	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board,
President and Chief Executive Officer